Exhibit 10.1

AMERICAN WELL CORPORATION

2006 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN

(As Amended and Restated Effective as of August, 2018)

1.	DEFINITIONS.

Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this amended and restated American Well Corporation 2006 Employee, Director and Consultant Stock Plan, have the following meanings:

Administrator means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the Administrator means the Committee.

Affiliate means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

Award Agreement means an Option Agreement, Stock Grant Agreement or RSU Agreement.

Board of Directors means the Board of Directors of the Company.

Code means the United States Internal Revenue Code of 1986, as amended.

Committee means the committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.

Common Stock means shares of the Company’s common stock, $.01 par value per share.

Company means American Well Corporation, a Delaware corporation.

Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.

Employee means any employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.

Fair Market Value of a Share of Common Stock means:

(1) If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or last price of the Common Stock on the Composite Tape or other comparable reporting system for the trading day on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date;

(2) If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date; and

(3) If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.

ISO means an option meant to qualify as an incentive stock option under Section 422 of the Code.

Non-Qualified Option means an option which is not intended to qualify as an ISO.

Option means an ISO or Non-Qualified Option granted under the Plan.

Option Agreement means an agreement between the Company and a Participant delivered pursuant to the Plan, in such form as the Administrator shall approve.

Participant means an Employee, director or consultant of the Company or an Affiliate to whom one or more Stock Rights are granted under the Plan. As used herein, “Participant” shall include “Participant’s Survivors” where the context requires.

Plan means this American Well Corporation 2006 Employee, Director and Consultant Stock Plan, as amended and restated effective as of [●], 2018.

RSU means a grant by the Company of restricted stock units with respect to Shares under the Plan.

RSU Agreement means an agreement between the Company and a Participant delivered pursuant to the Plan, in such form as the Adminstrator shall approve.

Shares means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

Stock Grant means a grant by the Company of Shares under the Plan.

Stock Grant Agreement means an agreement between the Company and a Participant delivered pursuant to the Plan, in such form as the Administrator shall approve.

Stock Right means a right to Shares of the Company granted pursuant to the Plan — an ISO, a Non-Qualified Option, a Stock Grant or an RSU.

Survivor means a deceased Participant’s legal representatives and/or any person or persons who acquired the Participant’s rights to a Stock Right by will or by the laws of descent and distribution.

2.	PURPOSES OF THE PLAN.

The Plan is intended to encourage ownership of Shares by Employees and directors of and certain consultants to the Company in order to attract and retain such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs, Non-Qualified Options, Stock Grants and RSUs.

3.	SHARES SUBJECT TO THE PLAN.

(a) The number of Shares which may be issued from time to time pursuant to this Plan shall be 2,348,321, or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 23 of the Plan. The maximum number of Shares that may be granted pursuant to ISOs shall be 2,348,321 Shares, or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recpapitalization or similar transaction in accordance with Paragraph 23 of the Plan.

(b) If an Option or RSU ceases to be “outstanding,” in whole or in part (other than by exercise or settlement), or if the Company shall reacquire (at not more than its original issuance price) any Shares issued pursuant to a Stock Grant, or if any Stock Right expires is forfeited, cancelled or otherwise terminated or results in any Shares not being issued, the unissued Shares which were subject to such Stock Right shall again be available for the granting of other Stock Rights under the Plan. Any Option or RSU shall be treated as “outstanding” until such Option or RSU is exercised or settled in full, or terminates or expires under the provisions of the Plan, or by agreement of the parties to the pertinent Award Agreement. Notwithstanding the foregoing, if a Stock Right is exercised or settled, in whole or in part, by tender of Shares or if the Company’s tax withholding obligation is satisfied by withholding Shares, the number of Shares deemed to have been issued under the Plan for purposes of the limitation set forth in Paragraph 3(a) above shall be the number of Shares that were subject to the Stock Right or portion thereof, and not the net number of Shares actually issued.

4.	ADMINISTRATION OF THE PLAN.

The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:

a.	Interpret the provisions of the Plan or of any Stock Right and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

b.	Determine which Employees, directors and consultants shall be granted Stock Rights;

c.	Determine the number of Shares for which a Stock Right or Stock Rights shall be granted;

d.	Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted;

e.

Make changes to any outstanding Stock Right, including, without limitation, to reduce or increase the exercise price or purchase price, accelerate the vesting schedule or extend the expiration date, provided that no such change shall impair the rights of a Participant under any grant previously made without such Participant’s consent;

f.

Buy out for a payment in cash or Shares, a Stock Right previously granted and/or cancel any such Stock Right and grant in substitution therefor other Stock Rights, covering the same or a different number of Shares and having an exercise price or purchase price per share which may be lower or higher than the exercise price or purchase price of the cancelled Stock Right, based on such terms and conditions as the Administrator shall establish and the Participant shall accept; and

e.

Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company or to Plan Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Stock Rights or Shares issuable pursuant to a Stock Right;

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee. In addition, if the Administrator is the Committee, the Board of Directors may take any action under the Plan that would otherwise be the responsibility of the Committee.

If permissible under applicable law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. Any such allocation or delegation may be revoked by the Board of Directors or the Committee at any time.

5.	ELIGIBILITY FOR PARTICIPATION.

The Administrator will, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be an Employee, director or consultant of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an Employee, director or consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Agreement evidencing such Stock Right. ISOs may be granted only to Employees. Non-Qualified Options, Stock Grants and RSUs may be granted to any Employee, director or consultant of the Company or an Affiliate. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights.

6.	TERMS AND CONDITIONS OF OPTIONS.

Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:

A.

Non-Qualified Options: Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:

a.

Option Price: Each Option Agreement shall state the option price (per share) of the Shares covered by each Option, which option price shall be determined by the Administrator but shall not be less than 85% of the Fair Market Value per share of Common Stock.

b.	Each Option Agreement shall state the number of Shares to which it pertains;

c.

Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events; and

d.

Exercise of any Option may be conditioned upon the Participant’s execution of a Share purchase agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other shareholders, including requirements that:

i.	The Participant’s or the Participant’s Survivors’ right to sell or transfer the Shares may be restricted; and

ii.	The Participant or the Participant’s Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

B.

ISOs: Each Option intended to be an ISO shall be issued only to an Employee and be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

a.	Minimum standards: The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(A) above, except clause (a) thereunder.

b.	Option Price: Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

i.

10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 100% of the Fair Market Value per share of the Shares on the date of the grant of the Option; or

ii.

More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 110% of the Fair Market Value on the date of grant.

c.	Term of Option: For Participants who own:

i.

10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide; or

ii.

More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five years from the date of the grant or at such earlier time as the Option Agreement may provide.

d.

Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of ISOs which may become exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined at the time each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed $100,000.

7.	TERMS AND CONDITIONS OF STOCK GRANTS.

Each offer of a Stock Grant to a Participant shall state the date prior to which the Stock Grant must be accepted by the Participant, and the principal terms of each Stock Grant shall be set forth in a Stock Grant Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Stock Grant Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:

(a)

Each Stock Grant Agreement shall state the purchase price (per share), if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the Delaware General Corporation Law on the date of the grant of the Stock Grant;

(b)	Each Stock Grant Agreement shall state the number of Shares to which the Stock Grant pertains; and

(c)

Each Stock Grant Agreement shall include the terms of any right of the Company to restrict or reacquire the Shares subject to the Stock Grant, including the time and events upon which such rights shall accrue and the purchase price therefor, if any.

7A.	TERMS AND CONDITIONS OF RSUS.

Each RSU shall be set forth in writing in an RSU Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that RSUs be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto. The RSU Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:

(a)	Each RSU Agreement shall state the number of Shares to which the RSU pertains;

(b)

Each RSU Agreement shall state the date or dates on which it first is vested and/or settled and may provide that such vesting and/or settlement occur in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events; and

(c)

Settlement of any RSU may be conditioned upon the Participant’s execution of an agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other shareholders, including requirements that:

i.	The Participant’s or the Participant’s Survivors’ right to sell or transfer the Shares may be restricted; and

ii.	The Participant or the Participant’s Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

8.	EXERCISE OF OPTIONS AND ISSUE OF SHARES.

An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee, together with provision for payment of the full purchase price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the purchase price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option and held for at least six months, or (c) at the discretion of the Administrator, by having the Company retain from the shares otherwise issuable upon exercise of the Option, a number of shares having a Fair Market Value equal as of the date of exercise to the exercise price of the Option, or (d) at the discretion of the Administrator, by delivery of the grantee’s personal recourse note, bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, or (e) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (f) at the discretion of the Administrator, by any combination of (a), (b), (c) (d) and (e) above, or (g) at the discretion of the Administrator, payment of such other lawful consideration as the Administrator may determine. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant’s Survivors, as the case may be). In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

The Administrator shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Administrator shall not accelerate the exercise date of any installment of any Option granted to an Employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Paragraph 26) without the prior approval of the Employee if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6.B.d.

The Administrator may, in its discretion, amend any term or condition of an outstanding Option provided (i) such term or condition as amended is permitted by the Plan, (ii) any such amendment shall be made only with the consent of the Participant to whom the Option was granted, or in the event of the death of the Participant, the Participant’s Survivors, if the amendment is adverse to the Participant, and (iii) any such amendment of any Option shall be made only after the Administrator determines whether such amendment would constitute a “modification” of any Option which is an ISO (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holder of such Option including, but not limited to, pursuant to Section 409A of the Code.

9.	ACCEPTANCE OF STOCK GRANT AND ISSUE OF SHARES.

A Stock Grant (or any part or installment thereof) shall be accepted by executing the Stock Grant Agreement and delivering it to the Company or its designee, together with provision for payment of the full purchase price, if any, in accordance with this Paragraph for the Shares as to which such Stock Grant is being accepted, and upon compliance with any other conditions set forth in the Stock Grant Agreement. Payment of the purchase price for the Shares as to which such Stock Grant is being accepted shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months and having a Fair Market Value equal as of the date of acceptance of the Stock Grant to the purchase price of the Stock Grant, or (c) at the discretion of the Administrator, by delivery of the grantee’s personal recourse note, bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, or (d) at the discretion of the Administrator, by any combination of (a), (b) and (c) above; or (e) at the discretion of the Administrator, payment of such other lawful consideration as the Administrator may determine.

The Company shall then, if required by the applicable Stock Grant Agreement, reasonably promptly deliver the Shares as to which such Stock Grant was accepted to the Participant (or to the Participant’s Survivors, as the case may be), subject to any escrow provision set forth in the Stock Grant Agreement. In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance.

The Administrator may, in its discretion, amend any term or condition of an outstanding Stock Grant or Stock Grant Agreement provided (i) such term or condition as amended is permitted by the Plan, and (ii) any such amendment shall be made only with the consent of the Participant to whom the Stock Grant was made, if the amendment is adverse to the Participant.

9A.	SETTLEMENT OF RSUS AND ISSUE OF SHARES.

Settlement of RSUs may be in Shares, cash or a combination thereof, as determined by the Administrator and stated in the applicable RSU Agreement. Upon settlement of RSUs, the Company shall, if required by the applicable RSU Agreement, reasonably promptly deliver the Shares as to which such RSU was granted to the Participant (or to the Participant’s Survivors, as the case may be). In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

The Administrator shall have the right to accelerate the date of vesting of any installment of any RSU.

The Administrator may, in its discretion, amend any term or condition of an outstanding RSU provided (i) such term or condition as amended is permitted by the Plan, and (ii) any such amendment shall be made only with the consent of the Participant to whom the RSU was granted, or in the event of the death of the Participant, the Participant’s Survivors, if the amendment is adverse to the Participant and (iii) any such amendment of any RSU shall be made only after the Administrator determines whether such amendment would cause any adverse tax consequences for the holder of such RSU including, but not limited to, pursuant to Section 409A of the Code.

10.	RIGHTS AS A SHAREHOLDER.

No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right, except after due exercise of the Option, acceptance of the Stock Grant or settlement of an RSU and tender of the full purchase price, if any, for the Shares being purchased pursuant to such exercise or acceptance and registration of the Shares in the Company’s share register in the name of the Participant. In the case of RSUs, the RSU Agreement shall specify the effect, if any, of dividends paid on Shares during the period such RSU is outstanding.

11.	ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS.

By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as approved by the Administrator in its discretion and set forth in the applicable Award Agreement. Notwithstanding the foregoing, an ISO transferred except in compliance with clause (i) above shall no longer qualify as an ISO. The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph. Except as provided above, a Stock Right shall only be exercisable, may only be accepted or shall only be settled during the Participant’s lifetime, only by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

12.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE OTHER THAN “FOR CAUSE” OR DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement, in the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:

a.

A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate (for any reason other than termination “for cause,” Disability, or death for which events there are special rules in Paragraphs 13, 14, and 15, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in a Participant’s Option Agreement.

b.

Except as provided in Subparagraph (c) below, or Paragraph 14 or 15, in no event may an Option intended to be an ISO, be exercised later than three months after the Participant’s termination of employment.

c.

The provisions of this Paragraph, and not the provisions of Paragraph 14 or 15, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy, provided, however, in the case of a Participant’s Disability or death within three months after the termination of employment, director status or consultancy, the Participant or the Participant’s Survivors may exercise the Option within one year after the date of the Participant’s termination of service, but in no event after the date of expiration of the term of the Option.

d.

Notwithstanding anything herein to the contrary, if subsequent to a Participant’s termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Board of Directors determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute “cause”, then such Participant shall forthwith cease to have any right to exercise any Option.

e.

A Participant to whom an Option has been granted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

f.

Except as required by law or as set forth in a Participant’s Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant’s status within or among the Company and any Affiliates, so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

13.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE “FOR CAUSE”.

Except as otherwise provided in a Participant’s Option Agreement, the following rules apply if the Participant’s service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated “for cause” prior to the time that all his or her outstanding Options have been exercised:

a.	All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated “for cause” will immediately be forfeited.

b.

For purposes of this Plan, “cause” shall include (and is not limited to) dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of “cause” will be conclusive on the Participant and the Company.

c.

“Cause” is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of “cause” occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute “cause,” then the right to exercise any Option is forfeited.

d.

Any definition in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of “cause” for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to that Participant.

14.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement, a Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant:

a.	To the extent that the Option has become exercisable but has not been exercised on the date of Disability; and

b.

In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of Disability.

A Disabled Participant may exercise such rights only within the period ending one year after the date of the Participant’s Disability, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become Disabled and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

15.	EFFECT ON OPTIONS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Option Agreement, in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate, such Option may be exercised by the Participant’s Survivors:

a.	To the extent that the Option has become exercisable but has not been exercised on the date of death; and

b.

In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant’s date of death.

If the Participant’s Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

16.	EFFECT OF TERMINATION OF SERVICE ON UNACCEPTED STOCK GRANTS.

In the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant, such offer shall terminate.

For purposes of this Paragraph 16 and Paragraph 17 below, a Participant to whom a Stock Grant has been offered and accepted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

In addition, for purposes of this Paragraph 16 and Paragraph 17 below, any change of employment or other service within or among the Company and any Affiliates shall not be treated as a termination of employment, director status or consultancy so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

17.	EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE OTHER THAN “FOR CAUSE” OR DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Stock Grant Agreement, in the event of a termination of service (whether as an employee, director or consultant), other than termination “for cause,” Disability, or death for which events there are special rules in Paragraphs 18, 19, and 20, respectively, before all forfeiture provisions or Company rights of repurchase shall have lapsed, then the Company shall have the right to cancel or repurchase that number of Shares subject to a Stock Grant as to which the Company’s forfeiture or repurchase rights have not lapsed.

17A.	EFFECT ON RSUS OF TERMINATION OF SERVICE OTHER THAN “FOR CAUSE” OR DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s RSU Agreement, in the event of a termination of service (whether as an employee, director or consultant), other than termination “for cause,” Disability, or death for which events there are special rules in Paragraphs 18A, 19A, and 20A, respectively, before all vesting conditions shall have been satisfied, then any RSUs that are not vested as of the date of such termination of service shall be forfeited.

18.	EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE “FOR CAUSE”.

Except as otherwise provided in a Participant’s Stock Grant Agreement, the following rules apply if the Participant’s service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated “for cause”:

a.	All Shares subject to any Stock Grant shall be immediately subject to repurchase by the Company at the purchase price, if any, thereof.

b.

For purposes of this Plan, “cause” shall include (and is not limited to) dishonesty with respect to the employer, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of “cause” will be conclusive on the Participant and the Company.

c.

“Cause” is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of “cause” occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute “cause,” then the Company’s right to repurchase all of such Participant’s Shares shall apply.

d.

Any definition in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of “cause” for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to that Participant.

18A.	EFFECT ON RSUS OF TERMINATION OF SERVICE “FOR CAUSE”.

Except as otherwise provided in a Participant’s RSU Agreement, the following rules apply if the Participant’s service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated “for cause”:

a.	All outstanding RSUs, whether vested or unvested, as of the time the Participant is notified his or her service is terminated “for cause” will immediately be forfeited.

b.

For purposes of this Plan, “cause” shall include (and is not limited to) dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of “cause” will be conclusive on the Participant and the Company.

c.

“Cause” is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of “cause” occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute “cause,” then the RSU shall be forfeited.

d.

Any definition in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of “cause” for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to that Participant.

19.	EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Stock Grant Agreement, the following rules apply if a Participant ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability: to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of Disability, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant through the date of Disability as would have lapsed had the Participant not become Disabled. The proration shall be based upon the number of days accrued prior to the date of Disability.

The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

19A.	EFFECT ON RSUS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s RSU Agreement, the following rules apply if a Participant ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability: to the extent the vesting conditions of the RSUs have not been satisfied on the date of Disability, the RSUs shall be forfeited; provided, however, that in the event such RSUs vest periodically, such RSUs shall vest to the extent of a pro rata portion of the Shares subject to such RSUs through the date of Disability as would have vested had the Participant not become Disabled. The proration shall be based upon the number of days accrued prior to the date of Disability.

The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

20.	EFFECT ON STOCK GRANTS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Stock Grant Agreement, the following rules apply in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate: to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of death, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant through the date of death as would have lapsed had the Participant not died. The proration shall be based upon the number of days accrued prior to the Participant’s death.

20A.	EFFECT ON RSUS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s RSU Agreement, the following rules apply in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate: to the extent the vesting conditions of the RSUs have not been satisfied on the date of death, the RSUs shall be forfeited; provided, however, that in the event such RSUs vest periodically, such RSUs shall vest to the extent of a pro rata portion of the Shares subject to such RSUs through the date of death as would have vested had the Participant not died. The proration shall be based upon the number of days accrued prior to the Participant’s death.

21.	PURCHASE FOR INVESTMENT.

Unless the offering and sale of the Shares to be issued upon the particular exercise, acceptance or settlement of a Stock Right shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the “1933 Act”), the Company shall be under no obligation to issue the Shares covered by such exercise, acceptance or settlement unless and until the following conditions have been fulfilled:

a.

The person(s) who exercise(s) or accept(s) an Option or Stock Grant, or acquire(s) Shares upon settlement of an RSU, shall warrant to the Company, prior to the receipt of such Shares, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their Shares issued pursuant to such exercise, grant or settlement:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”

b.

At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise, acceptance or settlement in compliance with the 1933 Act without registration thereunder.

22.	DISSOLUTION OR LIQUIDATION OF THE COMPANY.

Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised, all Stock Grants which have not been accepted and all RSUs which have not settled will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant’s Survivors have not otherwise terminated and expired, the Participant or the Participant’s Survivors will have the right immediately prior to such dissolution or liquidation to exercise, accept or have settled any Stock Right to the extent that the Stock Right is exercisable, subject to acceptance or vested as of the date immediately prior to such dissolution or liquidation.

23.	ADJUSTMENTS.

Upon the occurrence of any of the following events, a Participant’s rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in a Participant’s Award Agreement:

A. Stock Dividends and Stock Splits. If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise, acceptance or settlement of such Stock Right shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made including, in the purchase price per share, if any, to reflect such events. The number of Shares subject to the limitation in Paragraph 3(a) shall also be proportionately adjusted upon the occurrence of such events.

B. Corporate Transactions. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company’s assets other than a transaction to merely change the state of incorporation (a “Corporate Transaction”), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Options must be exercised (either to the extent then exercisable or, at the discretion of the Administrator, or, upon a change of control of the Company, all Options being made fully exercisable for purposes of this Subparagraph), within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Options (either to the extent then exercisable or, at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph) over the exercise price thereof.

With respect to outstanding Stock Grants and RSUs, the Administrator or the Successor Board, shall either (i) make appropriate provisions for the continuation of such Stock Grants and RSUs on the same terms and conditions by substituting on an equitable basis for the Shares then subject to such Stock Grants and RSUs either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) terminate all Stock Grants and RSUs in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Stock Grants and RSUs over the purchase price thereof, if any. In addition, in the event of a Corporate Transaction, the Administrator may waive any or all Company forfeiture or repurchase rights with respect to outstanding Stock Grants and RSUs, as applicable.

C. Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company other than a Corporate Transaction pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising, accepting or settling such Stock Right after the recapitalization or reorganization shall be entitled to receive for the purchase price paid upon such exercise, acceptance or settlement, if any, the number of replacement securities which would have been received if such Stock Right had been exercised, accepted or settled prior to such recapitalization or reorganization.

D. Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph A, B or C above with respect to ISOs shall be made only after the Administrator determines whether such adjustments would constitute a “modification” of such ISOs (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Administrator determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments, unless the holder of an ISO specifically requests in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such “modification” on his or her income tax treatment with respect to the ISO. This paragraph shall not apply to the acceleration of the vesting of any ISO that would cause the portion of the ISO to violate the annual vesting limitation contained in Section 422(d) of the Code as described in Paragraph 6.B.d.

24.	ISSUANCES OF SECURITIES.

Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.

25.	FRACTIONAL SHARES.

No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

26.	CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOs.

The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant’s ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Company or an Affiliate at the time of such conversion. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant’s ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

27.	WITHHOLDING.

In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act (“F.I.C.A.”) withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant’s salary, wages or other remuneration in connection with the exercise, acceptance or settlement of a Stock Right or in connection with a Disqualifying Disposition (as defined in Paragraph 28) or upon the lapsing of any forfeiture provision or right of repurchase or for any other reason required by law, the Company may withhold from the Participant’s compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company’s Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise of an Option or settlement of an RSU. If the fair market value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant’s payment of such additional withholding.

28.	NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such shares before the later of (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO, except as otherwise provided in Section 424(c) of the Code. If the Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

29.	TERMINATION OF THE PLAN.

The Plan will terminate on November 17, 2026, the date which is ten years from its amendment to extend the original term for an additional ten (10) years. The Plan may be terminated at an earlier date by vote of the shareholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Award Agreements executed prior to the effective date of such termination.

30.	AMENDMENT OF THE PLAN AND AGREEMENTS.

The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, and to the extent necessary to qualify the shares issuable upon exercise or acceptance of any outstanding Stock Rights granted, or Stock Rights to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Award Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Award Agreements may be amended by the Administrator in a manner which is not adverse to the Participant.

31.	EMPLOYMENT OR OTHER RELATIONSHIP.

Nothing in this Plan or any Award Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

32.	GOVERNING LAW.

This Plan shall be construed and enforced in accordance with the law of the State of Delaware.

AMERICAN WELL CORPORATION

EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN

2016 ISRAELI SUB PLAN

Applicable to Israeli Participants

1.	GENERAL

1.1.

This appendix (the: “Appendix”) shall apply only to Israeli Participants (as defined below). The provisions specified hereunder shall form an integral part of the American Well Corporation 2006 Employee, Director and Consultant Stock Plan (hereinafter: the “Plan”, the “Company”), which app lies to the issuance of Stock Rights to employees, directors, consultants and service provides of the Company or its Affiliates.

1.2.	This Appendix is effective with respect to Stock Right granted as of 30 days from the date it was submitted with the ITA and shall comply with Section 102 (as defined below).

1.3.

This Appendix is to be read as a continuation of the Plan and only modifies Stock Right granted to Israeli Participants (as defined below) so that they comply with the requirements set by the Israeli law in general, and in particular with the provision s of Section 102 (as specified herein), as may be amended or replaced from time to time. For the avoidance of doubt, this Appendix does not add to or modify the Plan in respect of any other category of Participants.

1.4.

The Plan and this Appendix are complimentary to each other and shall be deemed as one. Subject to Section 1.3 above, in any case of contradiction, whether explicit or implied, between any definitions and/or provisions of this Appendix and the Plan, the provisions set out in this Appendix shall prevail.

1.5.	Any capitalized terms not specifically defined in this Appendix shall be construed according to the interpretation given to it in the Plan.

2.	DEFINITIONS

2.1.	“Affiliate” for purposes of the grant of Stock Rights pursuant to Section 102, means any “employing company” within the meaning of Section 102(a) of the Ordinance.

2.2.	“Approved 102 Stock Right” mean s a Stock Right granted pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of the Employee.

2.3.

“Capital Gain Stock Right (CGA)” means an Approved 102 Stock Right elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) of the Ordinance.

2.4.	“Controlling Shareholder” shall have the meaning ascribed to it in Section 102 of the Ordinance.

2.5.

“Employee” mean s an Israeli Participant who is employed by the Company or its Affiliates, including an individual who is serving as an “office holder” as define din the Israeli Companies Law, 1999, as amended from time to time, but excluding any Controlling Shareholder.

2.6.

“Israeli Participant” means a person who is a resident of the State of Israel or who is deemed to be a resident of the State of Israel for Israeli tax purposes, and receives or hold s a Stock Right under the Plan and this Appendix.

2.7.	“ITA” means the Israeli Tax Authorities.

2.8.

“Ordinary Income Stock Right (OIA)” means an App roved 102 Stock Right elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance.

2.9.	“102 Stock Right”·means any Stock Right granted to Employees pursuant to Section 102 of the Ordinance and any other rulings, procedures and clarifications promulgated thereunder or issued by the ITA.

2.10.	“3(i) Option” means a Non-Qualified Option subject to Section 3(i) of the Ordinance to any person who is a Non-Employee.

2.11.

“Israeli Stock Grant Agreement or Israeli Option Agreement” notwithstanding the provisions of the Plan, for the purpose of this Appendix, Israeli Stock Grant Agreement or Israeli Option Agreement shall mean a written agreement entered into and signed by the Company and an Israeli Participant that sets out the terms and conditions of a Stock Right.

2.12.	“Non-Employee” means an Israeli Participant who is a consultant. Adviser, service provider, Controlling Shareholder or and other person who is not an Employee.

2.13.	“Ordinance” means the Israeli Income Tax Ordinance [New Version] 1961 as now in effect or as hereafter amended.

2.14.

“Section 102” means section 102 of the Ordinance, the Income Tax Rules (Tax Relief for Issuance of Shares to Employees), 2003, and any other rules, regulations, orders or procedures promulgated thereunder as now in effect or as hereafter amended.

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2.15.	“Trustee” means any person appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance.

2.16.	“Unapproved 102 Stock Right” means a Stock Right granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.

3.	ISSUANCE OF STOCK RIGHTS

3.1.

Notwithstanding the provisions of the Plan and in addition thereto, any Israeli Participants eligible for participation in the Plan and this Appendix as Israeli Participants shall include any Employee and/or Non-Employee of the Company or of any of the Company’s Affiliates; provided, however, that (i) Employees may only be granted 102 Stock Rights; and (ii) Non-Employees and/or Controlling Shareholders may only be granted 3(i) Options.

3.2.	The Company may designate Stock Rights granted to Employees pursuant to Section 102 as Unapproved 102 Stock Rights or Approved 102 Stock Rights.

3.3.	The grant of Approved 102 Stock Right s shall be made under this Appendix, and shall be conditioned upon the approval of this Appendix by the ITA.

3.4.	Approved 102 Stock Rights may either be classified as Capital Gain Stock Rights (“CGAs”) or Ordinary Income Stock Rights (“OIAs”).

3.5.

No Approved 102 Stock Rights may be granted under this Appendix to any eligible Employee, unless and until, the Company’s election of the type of Approved 102 Stock Rights as CGA or OIA granted to Employees (the “Election”), is appropriately filed with the ITA. Such Election shall become effective beginning the first date of grant of an Approved 102 Stock Right under this Appendix and shall remain in effect until the end of the year following the year during which the Company first granted Approved 102 Stock Rights. The Election shall obligate the Company to grant only the type of Approved 102 Stock Right it has elected, and shall apply to all Israeli Participants who were granted Approved 102 Stock Rights during the period indicated he rein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from granting Unapproved 102 Stock Right s simultaneously.

3.6.	All Approved 102 Stock Rights must be held in trust by a Trustee, as described in Section 4 below.

3.7.	For the avoidance of doubt, the designation of Unapproved 102 Stock Rights and Approved 102 Stock Rights shall be subject to the terms and conditions set forth in Section 102.

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4.	TRUSTEE

4.1.	The terms and conditions applicable to the trust relating to Section 102 shall be set forth in an agreement signed by the Company and the Trustee (the “Trust Agreement”).

4.2.

Approved 102 Stock Rights which shall be granted under this Appendix and/or any Shares allocated or issued upon exercise or vesting of such Approved 102 Stock Rights and/or other rights granted thereunder and/or shares received subsequently following any realization of rights, including without limitation bonus shares, shall be registered allocated or issued to the Trustee on the Trustee name and held for the benefit of the Employee for no less than such period of time as required by Section 102 (the “Holding Period”). In case the requirements for Approved 102 Stock Rights are not met then the Approved 102 Stock Rights shall be regarded as Unapproved 102 Stock Rights, all in accordance with the provisions of Section 102.

4.3.

Notwithstanding anything to the contrary, the Trustee shall not release any Shares allocated or issued upon exercise or vesting of Approved 102 Stock Rights prior to the full payment of the Employees tax liabilities, if any, arising from Approved 102 Stock Rights which were granted to him/her and/or any Shares allocated or issued upon exercise or vesting of such Stock Rights .

4.4.

With respect to any Approved 102 Stock Right, subject to the provisions of Section 102, an Israeli Participant shall not sell or release from trust any Share received upon the exercise or vesting of an Approved 102 Stock Right and/or any rights granted thereunder and/or share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 shall apply to and shall be borne solely by such Israeli Participant. Subject to the foregoing, the Trustee may, pursuant to a written or electronic request from the Participant, release and transfer such Shares to a designated third party, provided that both of the following conditions have been fulfilled prior to such release or transfer: (i) payment has been made to the ITA of all taxes required to be paid upon the release and transfer of the Shares, and confirmation of such payment has been received by the Trustee and (ii) the Trustee has confirmed with the Company that all requirements for such release and transfer have been fulfilled according to the terms of the Company’s corporate documents, the Plan, the Israeli Stock Right Agreement and any Applicable Law.

4.5.

Upon receipt of any Approved 102 Stock Right, if requested to do so by the Company. Affiliate or the Trustee, the Employee will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with this Appendix, or any Approved 102 Stock Right or Share granted to him thereunder.

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4.6.	Without derogating from the provisions of the Plan Trustee shall also have withholding right s as further described in Section 8 of the Plan.

4.7.

In the case of 102 Stock Rights, the Trustee shall have no rights as a shareholder of the Company with respect to the Shares covered by such Stock Right until the Trustee becomes the record holder for such Shares for the Participant’s benefit, and the Israeli Participant shall have no rights as a shareholder of the Company with respect to the Shares covered by the Stock Right until the date of the release of such Shares from the Trustee to the Israeli Participant and the transfer of record ownership of such Shares to the Israeli Participant.

5.	THE STOCK RIGHTS

Notwithstanding anything to the contrary in the Plan and in addition thereto, the terms and conditions upon which the Stock Rights shall be issued and exercised or vest, as applicable, shall be as specified in the Israeli Stock Right Agreement to be executed pursuant to the Plan and to this Appendix. Each Israeli Stock Grant Agreement shall be subject to Section 102 or Section 3(i) of the Ordinance, as applicable, and shall state, inter alia, the number of Shares to which the Stock Right relates, the type of Stock Right granted thereunder (whether a CGA, OIA, Unapproved 102 Stock Right or a 3(i) Option), and any applicable vesting provisions and exercise price that may be payable.

6.	FAIR MARKET VALUE

Without derogating from the provisions of the Plan and solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Ordinance, if at the date of grant of any CGA, the Company’s Shares are listed on any established stock exchange or a national market system or if the Company’s Shares will be registered for trading within ninety (90) days following the date of grant of the CGAs, the fair market value of the Shares at the date of grant shall be determined in accordance with the average value of the Company’s Shares on the thirty (30) trading days preceding the date of grant or on the thirty (30) trading days following the date of registration for trading, as the case may be.

7.	EXERCISE OF STOCK RIGHTS THAT ARE OPTIONS TO PURCHASE SHARES

Notwithstanding the provisions of the Plan, any method of payment for the purchase price other than cash (e.g. “net exercise”) will be implemented with respect to 102 Stock Right provided that a ruling (if required) is obtained from the ITA.

8.	ASSIGNABILITY AND SALE OF STOCK RIGHTS

8.1.

Notwithstanding any other provision of the Plan, no Stock Right or any right with respect thereto, or purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as col lateral or any right with respect to them given to any third party whatsoever, and during the lifetime of the Israeli Participant each and all of such Israeli Participant’s rights with respect to a Stock Right shall belong only to the Israeli Participant.

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Any such action made directly or indirectly, for an immediate validation or for a future one, shall be void.

8.2.

As long as Stock Rights or Shares purchased or is sued hereunder are held by the Trustee on behalf of the Israeli Participant, all rights of the Israeli Participant over the Stock Rights and/or Shares are personal, cannot be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution, provided that the transferee thereof shall be subject to the provisions of Section 102 as would have been applicable to the deceased Participant were he or she to have survived.

9.	INTEGRATION OF SECTION 102 AND TAX ASSESSING OFFICER’S PERMIT

9.1.

With regards to Approved 102 Stock Rights, the provisions of the Plan and/or the Appendix and/or the Israeli Stock Right Agreement shall be subject to the provisions of Section 102 and the Tax Assessing Officer’s permit and/or any pre-rulings obtained by the ITA, and the said provisions, permit and/or pre-rulings shall be deemed an integral part of the Plan and of the Appendix and of the Israeli Stock Grant Agreement or the Israeli Option Agreement.

9.2.

Any provision of Section 102 and/or the said permit and/or pre-rulings which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the Plan or the Appendix or the Israeli Stock Grant Agreement or the Israeli Option Agreement, shall be considered binding upon the Company and the Israeli Participants.

10.	DIVIDEND

Notwithstanding anything to the contrary in the Plan, as long as the Stock Right are registered and/or held by the Trustee, any dividend distribution with respect to Approved 102 Stock Rights shall be paid to the Trustee and such distribution shall be subject to any applicable taxation on distribution of dividends, and when applicable subject to the provisions of Section 102.

11.	VOTING RIGHTS

With respect to Stock Rights granted under Section 102 so long as any Shares issued to and registered on the name of Trustee for the benefit of an Israeli Participant, under this Appendix, to the extent Trustee decides in its sole discretion to vote such Shares, then unless the Trustee is directed otherwise by the Board, such Shares shall be voted in the same proportion as the result of the shareholder vote at the shareholders meeting or written consent in respect of which the Shares held by the Trustee are being voted. However, the Trustee shall not be obligated to exercise such voting rights nor notify the Israeli Participant of any meeting of the Company’s shareholders.

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12.	TAX CONSEQUENCES

12.1.

Notwithstanding anything to the contrary in the Plan and solely for the purpose of Stock Rights granted under this Appendix, any tax consequences arising from the grant exercise or vesting of any Stock Right, from the payment for Shares covered thereby or from any other event or act (of the Company, and/or its Affiliates, and the Trustee or the Israeli Participant), hereunder, shall be borne solely by the Israeli Participant. The Company and/or its Affiliates, and/or the Trustee shall withhold taxes according to the requirements under Applicable Law, including withholding taxes at source. Furthermore, the Israeli Participant hereby agrees to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty or indexation thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Israeli Participant.

12.2.

With respect to Unapproved 102 Stock Right, if in the event of a grant of the Israeli Participant ceases to be employed by the Company or any Affiliate, the Israeli Participant shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the rules, regulation or orders promulgated thereunder.

12.3.

Each Participant agrees to, and undertakes to comply with, any ruling, settlement, closing agreement or other similar agreement or arrangement with any tax authority in connection with the foregoing which is approved by the Company.

13.	ISRAELI PARTICIPANT’S UNDERTAKINGS

By receiving Stock Rights under the Plan and this Appendix, the Israeli Participant (1) agrees and acknowledges that he or she have received and read the Plan, the Appendix and the Israeli Stock Grant Agreement or the Israeli Option Agreement; (2) undertakes to comply with all the provisions set forth in: Section 102 (including provisions regarding the applicable Tax Track that the Company has selected) or Section 3(i), as applicable, the Plan, the Appendix, the Israeli Stock Grant Agreement or the Israeli Option Agreement and the Trust Agreement; and (3) if the Stock Rights are granted under Section 102, the Israeli Participant undertakes, subject to the provisions of Section 102, not to sell or release the Shares from trust before the end of the Holding Period. The Israeli Participant agrees to execute any and all documents that the Company and/or its Affiliates and/or the Trustee may reasonably determine to be necessary in order to comply with the Ordinance, ruling or guidelines and rules issued by the ITA.

14.	TERM OF PLAN AND APPENDIX

The Company shall make reasonable efforts to obtain all approvals for the adoption of this Appendix or for any amendment to this Appendix as are necessary to comply with any Applicable Law.

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15.	GOVERNING LAW & JURISDICTION

This Appendix shall be governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts in Tel Aviv shall have sole jurisdiction in any matters pertaining to this Appendix.

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AMERICAN WELL CORPORATION

CLARIFICATION TO

2006 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN and its

2016 ISRAELI SUB PLAN

August 30, 2020

Pursuant to the authority delegated to the undersigned by the board of directors of American Well Corporation (the “Company”), to “interpret the provisions of the Plan or of any Stock Right and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan” pursuant to Section 4.a. of the Company’s Amended and Restated 2006 Employee, Director And Consultant Stock Plan (the “Plan”), it is hereby clarified as follows:

1.	Section 1.3 of the Company’s 2016 Israeli Sub Plan (the “Israeli Appendix”) determines that:

“This Appendix is to be read as a continuation of the Plan and only modifies Stock Right granted to Israeli Participants (as defined below) so that they comply with the requirements set by the Israeli law in general, and in particular with the provisions of Section 102 (as specified herein), as may be amended or replaced from time to time. For the avoidance of doubt, this Appendix does not add to or modify the Plan in respect of any other category of Participants.”

2.	Section 9 of the Israeli Appendix determines as follows:

“9.1. With regards to Approved 102 Stock Rights, the provisions of the Plan and/or the Appendix and/or the Israeli Stock Right Agreement shall be subject to the provisions of Section 102 and the Tax Assessing Officer’s permit and/or any pre-rulings obtained by the ITA, and the said provisions, permit and/or pre-rulings shall be deemed an integral part of the Plan and of the Appendix and of the Israeli Stock Grant Agreement or the Israeli Option Agreement.

9.2. Any provision of Section 102 and/or the said permit and/or pre-rulings which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the Plan or the Appendix or the Israeli Stock Grant Agreement or the Israeli Option Agreement, shall be considered binding upon the Company and the Israeli Participants.”

3.

Consequently, it is hereby clarified that it is intended that any Approved 102 Stock Right granted under the Israeli Appendix shall fully comply with the terms and provisions of Section 102 of the Israeli Tax Ordinance. In this regard, it is hereby further clarified that:

3.1.

The term “pre-rulings” in Sections 9.1 and 9.2. of the Israeli Appendix includes guidelines published from time to time by the Israeli Tax Authority (“ITA”), professional tax circulars and published tax rulings (including guidelines that will be published in the future by the ITA).

3.2.	Section 4(f) of the Plan shall not apply to Approved 102 Stock Rights awards under the Israeli Appendix.

3.3.	With respect to Section 9A of the Plan, Approved 102 Stock Rights shall only be settled by Shares.

I hereby certify that the foregoing clarifications to the Plan and the Israeli Appendix were duly provided by the undersigned, on August 30, 2020.

/s/ Bradford Gay
Brad Gay
General Counsel

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